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                                                                    EXHIBIT 10.4


               SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE


$2,000,000                                                    January ____, 1995
                                                                   Dallas, Texas

          FOR VALUE RECEIVED, the undersigned (collectively, the "Maker"), jointly and severally, do hereby promise to pay to CONGRESS FINANCIAL CORPORATION (SOUTHWEST) (the "Payee"), at its offices located at 1201 Main Street, Suite 1625, P. O. Box 50728, Dallas, Texas 75250 or at such other place as the Payee or any holder hereof may from time to time designate, the sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000), or if less, the unpaid principal balance, on or before March 3, 1996, unless otherwise extended pursuant to the Financing Agreements (as hereinafter defined). Maker hereby further promises to pay interest to Payee in like money at said office or place on the unpaid principal balance hereof computed at the rate of two and one-half percent (2.50%) per annum plus the prime commercial interest rate from time to time publicly announced by CoreStates Bank, N.A., whether or not such announced rate is the best rate available at such bank, which interest rate payable hereunder shall increase or decrease in an amount equal to each increase or decrease, respectively, in said prime commercial interest rate as announced by said bank, effective on the first day of the month after any change in said prime commercial interest rate based on the prime commercial interest rate in effect on the last day of the month in which any such change occurs. Interest shall be payable on the first day of each month, commencing February 1, 1995. Interest after maturity shall be payable at a rate equal to three percent (3%) per annum in excess of the rate otherwise payable hereunder. Interest shall be calculated on the basis of a 360-day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of Texas.

          This Note is issued as evidence of indebtedness arising pursuant to the terms and provisions of the financing agreements, documents and guaranties granting collateral security or evidencing or creating indebtedness, each executed and delivered by Maker or related parties in favor of Payee contemporaneously herewith (the foregoing, together with all present and future related agreements or instruments with respect thereto, as the same may now exist or hereafter be amended, modified or supplemented are hereafter collectively referred to as the "Financing Agreements"). This Note is secured by, and is entitled to the benefit of, any and all collateral pledged by Maker or related parties to Payee as more particularly set forth in the Financing Agreements. At the time any payment is due hereunder, at its option Payee may charge the amount thereof to any account of the Maker maintained by Payee.

          The unpaid principal balance hereof shall at no time exceed the sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000).

          The unpaid principal balance of this Note at any time shall be the total amounts loaned or advanced hereunder by the holder hereof, less the amount of payments or prepayments of principal made hereon by or for the account of Maker. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but
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notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to loans or advances made pursuant to and under the terms of this Note subsequent to each such occurrence. All loans or advances and all payments or prepayments made hereunder on account of principal or interest may be evidenced by Payee, or any subsequent holder, maintaining in accordance with its usual practice an account or accounts evidencing the indebtedness of the Maker resulting from all loans or advances and all payments or prepayments hereunder from time to time and the amounts of principal and interest payable and paid from time to time hereunder, in which event, in any legal action or proceeding in respect of this Note, the entries made in such account or accounts shall constitute a rebuttable presumption to the existence and amounts of the obligations of the Maker therein recorded, subject to contrary proof. In the event that the unpaid principal amount hereof at any time, for any reason, exceeds the maximum amount as provided in the Financing Agreements, Maker covenants and agrees to pay the excess principal amount forthwith UPON DEMAND; such excess principal amount shall in all respects be deemed to be included among the loans or advances made pursuant to the other terms of this Note and shall bear interest at the rates hereinabove stated.

          Advances hereunder may be made by the holder hereof (i) pursuant to the terms of any written agreement executed in connection herewith between Maker and Payee, or (ii) at the oral or written request of Maker or of any officer or agent of Maker designated by or acting under the authority of resolutions of the Board of Directors of Maker, a duly certified or executed copy of which shall be furnished to the holder hereof, until written notice of the revocation of such authority is received by the holder hereof. Maker covenants and agrees to furnish to the holder hereof written confirmation of any such oral request within five (5) days of the resulting loan or advance, but any such loan or advance shall be deemed to be made under and entitled to the benefits of this
Note irrespective of any failure by Maker to furnish such written confirmation. Any loan or advance shall be conclusively presumed to have been made under the terms of this Note to or for the benefit of Maker when made pursuant to the terms of any written agreement executed in connection herewith between Maker and Payee, or in accordance with such requests and directions, or when said advances are deposited to the credit of the account of Maker with Payee regardless of the fact that persons other than those authorized hereunder may have authority to draw against such account.

          If there shall be a default in the payment when due of principal or interest hereunder, or if an Event of Default shall occur for any reason under the Financing Agreements, or if the Financing Agreements shall be terminable or be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to and not in limitation of all rights and remedies of the Payee under the Financing Agreements, applicable law and otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Payee may, at its option, declare all amounts owing under this Note to be due and payable, whereupon the then unpaid balance hereof together with all interest accrued thereon shall forthwith become due and payable, together with interest accruing thereafter at the aforesaid rate payable after maturity until this Note is paid and the costs and expenses of collection hereof, including reasonable attorneys' fees.

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          The Maker hereby waives presentment for payment, demand, notice of nonpayment and dishonor, protest and notice of protest and notice of acceleration and of intent to accelerate.

          Except as provided in the two immediately following sentences, this Note may not be prepaid, in whole or in part. Provided that Maker gives the holder hereof five business days' notice of such prepayment and that Maker pays to Payee in immediately available federal funds all Obligations (as defined in that certain Accounts Financing Agreement [Security Agreement] between Maker and Payee dated March 3, 1992, as amended), including, without limitation, all amounts due under Section 9.2 in such Accounts Financing Agreement [Security
                  -----------
Agreement], Maker may prepay in whole (but not in part) all of the Obligations and this Note. Maker shall also have the right to make partial prepayments in accordance with such Accounts Financing Agreement [Security Agreement]. The provisions of this Note may not be changed, modified or terminated orally, but only by an agreement, in writing signed by the party to be charged, nor shall any waiver be applicable except in the specific instance for which it is given.

          In the event of any litigation with respect to any of the Financing Agreements, or arising on, out of or by reason of this Note, the Maker waives all rights of set off and rights to interpose counterclaims and cross-claims. The Maker hereby irrevocably consents to the nonexclusive jurisdiction of the courts of the State of Texas and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note. The execution and delivery of this Note has been authorized by the Board of Directors of Maker. The Maker hereby authorizes the Payee to complete this
Note in any particulars according to the terms of the loan evidenced hereby. This Note and the Financing Agreements shall be governed by and construed, and all rights and obligations hereunder determined, in accordance with the laws of the State of Texas (other than its conflicts of law rules) and shall be binding upon the successors and assigns of the Maker and inure to the benefit of the Payee, its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions shall in no way be affected thereby.

          No agreements, conditions, provisions or stipulations contained in this Note, or the default of Maker, or the exercise by the holder hereof of the right to accelerate the payment or the maturity of principal and interest, or to exercise any option whatsoever contained herein, or in any other agreements between Maker and Payee, or the arising of any contingency whatsoever, shall entitle the holder of this Note to collect, in any event, interest exceeding the maximum rate of nonusurious interest allowed from time to time by applicable state or federal law as now or as may hereinafter be in effect (the "Maximum Legal Rate") and in no event shall Maker be obligated to pay interest exceeding such Maximum Legal Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Maker to pay a rate of interest exceeding the Maximum Legal Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate (the "Excess"), Maker acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be first, applied to reduce the principal then unpaid hereunder; second, applied to reduce any obligation for other indebtedness of Maker to Payee; and third, returned to Maker, it being the intention of the parties hereto not to enter at any

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time into an usurious or other illegal relationship. Maker recognizes that with fluctuations in the prime commercial interest rate from time to time announced by Cove States Bank, N.A. such an unintentional result could inadvertently occur. By the execution of this Note, Maker covenants that (a) the prompt credit or return of any Excess shall constitute the acceptance by Maker of such Excess, and (b) if promptly certified or returned, Maker shall not seek or pursue any other remedy, legal or equitable, against Payee or any holder hereof based, in whole or in part, upon the charging or receiving of any interest in excess of the Maximum Legal Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Payee or any holder hereof, all interest at any time contracted for, charged or received by Payee or any holder hereof, in connection with this Note, shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Note to the extent permitted by applicable law.

          This Note shall be construed under and governed by the laws of the State of Texas and applicable federal law; provided, however, that the provisions of Chapter 15 of the Texas Credit Code (Tex. Rev. Civ. Stat. Ann.
article 5069-15.01 et. seq.), as amended, shall not be applicable to the loan(s)
                   --  ---
evidenced by this Note. Unless preempted by federal law, the rate of interest from time to time in effect hereunder shall not exceed the "indicated ceiling rate" from time to time in effect under Tex. Rev. Civ. Stat. Ann. article 5069-1.04, as amended.

          THIS NOTE RENEWS, EXTENDS, AMENDS AND RESTATES, BUT DOES NOT EXTINGUISH, THAT CERTAIN REVOLVING CREDIT NOTE, DATED MARCH 3, 1992 IN THE STATED PRINCIPAL AMOUNT OF $7,000,000, EXECUTED BY MAKER AND PAYABLE TO THE ORDER OF PAYEE, AS RENEWED, EXTENDED, AMENDED AND RESTATED, BUT NOT EXTINGUISHED, BY THAT CERTAIN FIRST AMENDED AND RESTATED REVOLVING CREDIT NOTE, DATED MARCH 11, 1994 IN THE STATED PRINCIPAL AMOUNT OF $4,000,000, EXECUTED BY MAKER AND PAYABLE TO THE ORDER OF PAYEE.


          Maker, if two or more in number, shall be jointly and severally bound hereunder.

                                  CURRENT TECHNOLOGY, INC.
                                  ELECTRO-MECH, INC.
                                  FLO CONTROL, INC.



                                  By: _________________________________________
                                  Name:   Robert H. McLean
                                  Title: President and/or Chairman of the Board

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